UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2019

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (408) 904-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On March 15, 2019, Synaptics Incorporated (“Synaptics”) issued a press release announcing a change in the leadership of Synaptics and the departure of Richard Bergman as Synaptics’ Chief Executive Officer, effective as of March 14, 2019. Mr. Bergman’s departure was not a result of any disagreement with Synaptics on any matter relating to Synaptics’ operations, policies or practices.

Under the Synaptics Incorporated Severance Policy for Principal Executive Officers (which has previously been filed with the Securities and Exchange Commission), provided Mr. Bergman enters into a separation agreement and release with Synaptics under which Mr. Bergman will release all claims he may have against Synaptics, Mr. Bergman will receive: (i) a cash payment equal to 12 months’ of Mr. Bergman’s annual base salary, or $700,000, payable in installments over 12 months on regular payroll dates; (ii) 100% of Mr. Bergman’s targeted bonus for fiscal year 2019, or $1,015,000 payable in installments over 12 months on regular payroll dates; and (iii) twelve months of COBRA continuation coverage under Synaptics’ health insurance benefit plan.

The Synaptics Board of Directors has appointed Alex Wong, Synaptics’ Senior Vice President of Worldwide Operations, as interim principal executive officer of Synaptics, effective as of March 14, 2019. Mr. Wong, 63, has been Senior Vice President of Worldwide Operations of Synaptics since July 2010. Mr. Wong served as Vice President of Worldwide Operations of Synaptics from September 2006 to July 2010. From 2003 to 2006, Mr. Wong served as Synaptics’ Managing Director of Hong Kong and Director of Operations. Prior to joining Synaptics, Mr. Wong held various management positions with National Semiconductor Corporation, including General Manager for National Joint Ventures in China and Hong Kong and Director of Corporate Business Development. Mr. Wong holds a Bachelor of Science degree in Computer Science from California State University at Northridge and a Master’s degree in Business Administration from the University of East Asia, Macau.

The Board of Directors has commenced a comprehensive search and evaluation process to select a new Chief Executive Officer. In order to ensure continuity going forward, the Board has appointed an executive leadership committee to assist with the leadership transition. The following senior officers of Synaptics have been appointed to the executive leadership committee: Mr. Wong, Huibert Verhoeven, Synaptics’ Senior Vice President and General Manager, IOT Division, Shawn Liu, Synaptics’ Senior Vice President and General Manager, PC Division, Richard Lu, Synaptics’ Senior Vice President and General Manager, Mobile and Automotive Division, Kermit Nolan, Synaptics’ Chief Accounting Officer and Interim Chief Financial Officer and Jean Boufarhat, Synaptics’ Senior Vice President, Silicon Engineering.

In addition, director Nelson C. Chan, who has served as a Synaptics director since 2007 and as non-executive Chairman since October 2018, has been appointed Executive Chairman of the Board and will no longer serve as a member of Synaptics’ Audit Committee, each effective as of March 14, 2019. In his role as Executive Chairman of the Board, Mr. Chan will provide direct support to Mr. Wong and Synaptics’ executive leadership committee during the interim period to ensure a smooth and effective transition. For his service as Synaptics’ Executive Chairman of the Board, Mr. Chan will receive an additional director fee to be determined by the Board at a later date.

Item 7.01.	Regulation FD Disclosure.

On March 15, 2019, Synaptics issued a press release announcing the departure of Synaptics’ chief executive officer as described in Item 5.02 of this Form 8-K and announcing an update of Synaptics’ revenue and non-GAAP EPS guidance for the third quarter of fiscal 2019. A copy of Synaptics’ press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1	Press release from Synaptics Incorporated, dated March 15, 2019, titled “Synaptics Announces Leadership Transition”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Synaptics Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: March 15, 2019	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary